Exhibit 3.85
CERTIFICATE OF MERGER
OF
NORAMPAC THOMPSON INC.
(a Connecticut business corporation)
AND
NORAMPAC LEOMINSTER INC.
(a Massachusetts business corporation)
To the Secretary of the State
State of Connecticut
Pursuant to sections 33-600 to 33-998, inclusive, of the Connecticut Business Corporation Act, the domestic business corporation and the foreign business corporation herein named do hereby submit the following certificate of merger:
1.	The constituent entities participating in the merger herein certified are:

(i)	Norampac Thompson Inc., which is a business corporation organized under the laws of the State of Connecticut; and

(ii)	Norampac Leominster Inc., which is a business corporation organized under the laws of the Commonwealth of Massachusetts.

2.	The name of the surviving entity in the merger herein certified is Norampac Leominster Inc., which will continue its existence as said surviving entity under the name of Norampac New England Inc. upon the effective date of said merger.

3.	The articles of organization of Norampac Leominster Inc., as now in force and effect, shall continue to be the articles of organization of said surviving business corporation until amended and changed pursuant to the provisions of the Massachusetts Business Corporation Act.

4.	An Agreement and Plan of Merger has been approved, adopted, and executed by Norampac Thompson Inc. in accordance with the provisions of sections 33-600 to 33-998, inclusive, of the Connecticut Business Corporation Act. The Agreement and Plan of Merger was duly approved by the shareholders of Norampac Thompson Inc. in the manner required by the sections 33-600 to 33-998, inclusive, of the Connecticut Business Corporation Act and by the entity’s certificate of incorporation.

5.	The Agreement and Plan of Merger has been approved, adopted, and executed by Norampac Leominster Inc. in accordance with the provisions of the Massachusetts Business Corporation Act and with such entity’s applicable organizational documents.

6.	The executed Agreement and Plan of Merger between the aforesaid constituent entities is on file at the office of the aforesaid surviving business corporation, the address of which is as follows:
Norampac New England Inc.
175 Pioneer Drive
Leominster, MA 01453
8.	A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving business corporation, on request, and without cost, to any shareholder of Norampac Thompson Inc.

9.	The surviving foreign business corporation agrees that it may be served with process in the State of Connecticut in any action, suit or proceeding for the enforcement of any obligation of Norampac Thompson Inc. which is a party to this merger, irrevocably appointing the Secretary of State as its agent to accept service of process in any such action, suit or proceeding and the address to which a copy of such process shall be mailed to by the Secretary of State is
Norampac New England Inc.
175 Pioneer Drive
Leominster, MA 01453
10.	The merger herein certified shall be effective at 12:01 a.m. on January 1, 2010.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
     IN WITNESS WHEREOF, the surviving foreign business corporation and the merging domestic business corporation have caused this certificate to be signed by an authorized person, the 21st day of December, 2009.

NORAMPAC LEOMINSTER INC.
By:	/s/ Marc-André Dépin
	Name:	Marc-André Dépin
	Title:	President

NORAMPAC THOMPSON INC.
By:	/s/ Marc-André Dépin
	Name:	Marc-André Dépin
	Title:	President

STATE OF CONNECTICUT	}	SS. HARTFORD
OFFICE OF THE SECRETARY OF THE STATE
I hereby certify that this is a true copy of record in this Office.
In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 28th day of December A.D. 2009.
/s/ Susan Bysiewicz

SECRETARY OF THE STATE

DF
PC
THE COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Merger	FORM MUST BE TYPED
Involving Domestic Corporations,
Foreign Corporations or Foreign Other Entities
(General Laws Chapter 156D, Section 11.06; 950 CMR 113.37)
Exact name, jurisdiction and date of organization of each party to the merger:

(1) EXACT NAME	(2) JURISDICTION	DATE OF ORGANIZATION

(S) Norampac Leominster Inc.	CA2281091 Massachusetts	May 8, 1961

(M) Norampac Thompson Inc.	Connecticut	December 31, 1963

(3)	The foreign corporation or other entity ☐ is /☑ is not* authorized to conduct business in the Commonwealth.

(4)	Exact name of the surviving entity: Norampac Leominster Inc.

(5)	Jurisdiction under the laws of which the surviving entity will be organized: Massachusetts

(6)	The merger shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: January 1, 2010

(7-8)	For each domestic corporation that is a party to the merger:**

(check appropriate box)
☐	The plan of merger was duly approved by the shareholders, and where required, by each separate voting group as provided by G.L. Chapter 156D and the articles of organization.
OR
☑	The plan of merger did not require the approval of the shareholders.
(9)	Participation of each other domestic entity, foreign corporation, or foreign other entity was duly authorized by the law under which the other entity or foreign corporation is organized and by its organizational documents.

*	Check appropriate box

**	Provide this information for each domestic corporation separately

5
P.C.

(10)	Attach any amendment to articles of organization of the surviving entity, where the survivor is a domestic business corporation. Please see attached.

(11)	Attach the articles of organization of the surviving entity, where the survivor is a NEW domestic business corporation, including all the supplemental information required by 950 CMR 113.16. N/A

(12)	State the executive office address of the surviving foreign other entity if such information is not on the public record in the foreign jurisdiction: N/A
(number, street, city or town, state, zip code)

Norampac Leominster Inc.
Amendment to Articles of Organization
Article I: The exact name of the Corporation is Norampac New England Inc.

Signed by:	[SIGNATURE]

(signature of authorized individual)
☐	Chairman of the board of directors,

☑	President,

☐	Other officer,

☐	Court-appointed fiduciary,
on this 21 day of December       , 2009.

Signed by:	[SIGNATURE]

(signature of authorized individual)
☐	Chairman of the board of directors,

☑	President,

☐	Other officer,

☐	Court-appointed fiduciary,
on this 21 day of December     , 2009.

SECRETARY OF THE COMMONWEALTH

2009 DEC 24 AM 10:53

[SIGNATURE]

Examiner

RE
Name approval

C

#A.R.
COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Articles of Merger Involving Domestic Corporations,
Foreign Corporations or Foreign Other Entities
(General Laws Chapter 156D, Section 11.06; 950 CMR 113.37)
I hereby certify that upon examination of these articles of merger, duly submitted to me, it appears that the provisions of the General Laws relative thereto have been complied with, and I hereby approve said articles; and the filing fee in the amount of $250 having been paid, said articles are deemed to have been filed with me this 24 day of Dec 2009 at 10:53 a.m./p.m.
               time

Effective date:	January 1, 2010
(must be within 90 days of date submitted)
 /s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
Filing fee: Minimum $250
TO BE FILLED IN BY CORPORATION
Contact Information:
Suzanne D. Wann, Esq.
Sherin and Lodgen LLP 101 Federal Street, 30th Floor
Boston, MA 02110
Telephone: 617-646-2267
Email:
Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.